EXHIBIT

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (333-56144) and S-8 (33-99330, 33-80879, 333-87851,
333-53228) of Lexmark International, Inc. of our report dated July 16, 2001 relating to the financial statements of the Lexmark International Group, Inc. 1999 Employee Stock Purchase Plan, which report is included in this Form 11-K for the year ended December 31, 2000.






/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Lexington, Kentucky
July 25, 2001